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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion and incorporation by reference in this registration statement of Philadelphia Consolidated Holding Corp. on Form S-3 of our reports dated February 6, 1998, on our audits of the consolidated financial statements and financial statement schedules of Philadelphia Consolidated Holding Corp. and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".


                                          /s/ COOPERS & LYBRAND L.L.P.

                                          --------------------------------------
                                          Coopers & Lybrand L.L.P.

Philadelphia, Pennsylvania

April 15, 1998